SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2006

PHOTOWORKS, INC.

(Exact name of registrant as specified in its charter)

Washington	000-15338	91-0964899
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)	Identification No.)

71 Columbia Street

Seattle, Washington 98104

(Address of principal executive office)

(206) 281-1390

(Registrant’s telephone number including area code)

Item 1.01. Entry into a Material Definitive Agreement.

On November 1, 2006, the Board of Directors of PhotoWorks, Inc. approved grants of stock options to two directors, Mr. Joseph Waechter and Mr. Mark Kalow. The options were granted pursuant to the Company’s 2005 Equity Incentive Plan. Mr. Waechter received a grant of options to purchase 200,000 shares and Mr. Kalow received a grant of options to purchase 60,000 shares. The exercise price is $.35, which was the fair market value on the date of grant. The options vest ratably on a quarterly basis over a four year period. For Mr. Waechter, options to purchase 37,500 shares were vested immediately upon grant. The options expire on November 1, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOWORKS, INC.

By:	/s/ Andrew Wood
Andrew Wood
Chief Executive Officer